                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                STATE OR OTHER
                                 JURISDICTION
            NAME               OF ORGANIZATION                DBA
            ----               ---------------                ---
WR Operating LLC                   Delaware       SE Panel & Lumber Supply, LLC
Olympic Panel Products LLC         Delaware                   N/A
Chester Wood Products LLC          Delaware                   N/A
Moncure Plywood LLC                Delaware                   N/A
Wood Resources International
  Trading LLC                      Delaware                   N/A